Page 1
                                  Delaware

                     ----------------------------------
                               The First State

         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE , DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF " ON THE GO HEALTHCARE,INC.", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF JULY A.D. 2004, AT 2:15 O'CLOCK P.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.







                                      /s/ HARRIET SMITH WINDSOR
                          [SEAL]      -----------------------------------
                                      HARRIET SMITH WINDSOR, Secretary of State


3263360  8100                                      AUTHENTICATION:    3235519

040516626                                                   DATE:    07-15-04

                      CERTIFICATE OF DESIGNATION

                SERIES A CONVERTIBLE PREFERRED STOCK

              ________________________________________
                          ($.01 Par Value)
                                of
                    ON THE GO HEALTHCARE, INC.

                  Pursuant to Section 151 of the
           General Corporation Law of the State of Delaware

              ________________________________________

     On The Go Healthcare, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

FIRST: That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the Corporation filed on July 12, 2004, the Board of Directors of the Corporation at a meeting of the Board of Directors on July 13,2004, adopted the following resolution creating a series of 400,000 shares of Preferred Stock, $.01 par value per share, designated as Series A Convertible Preferred Stock:

RESOLVED:   That pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of Article
            FOURTH of its Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation (the "Series A Convertible
            Preferred Stock") be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of the Series A Convertible Preferred Stock, and the qualifications, limitations or restrictions thereof, shall be as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Convertible Preferred Stock" and the number of shares constituting such series shall be 400,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Convertible Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Convertible Preferred Stock.

Section 2.  Dividends and Distributions.

            (A) Subject to the rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Convertible Preferred Stock with respect to dividends, the holders of shares of Series A Convertible Preferred Stock, in preference to the holders of Common Stock, $.0001 par value per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds of the Corporation legally available for the payment of dividends, annual dividends payable in cash, in property, or in shares of the corporation's capital stock on July 31 each year (referred to herein as an "Annual Dividend Payment Date"), commencing on the first Annual Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Convertible Preferred Stock, in an amount per share (rounded to the nearest cent) equal to one (1) share of Common Stock. Additionally, subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Annual Dividend Payment Date, or, with respect to the first Annual Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Convertible Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision, combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Convertible Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (B) The Corporation shall declare a dividend or distribution on the
                Series A Convertible Preferred Stock as provided in paragraph
                (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock) and the Corporation shall pay such dividend or distribution on the Series A Convertible Preferred Stock before the dividend or distribution declared on the Common Stock is paid or set apart.

            (C) Dividends shall begin to accrue and be cumulative on
                outstanding shares of Series A Convertible Preferred Stock from the Annual Dividend Payment Date next preceding the date of issue of such shares of Series A Convertible Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Annual Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is an Annual Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Convertible Preferred Stock entitled to receive an annual dividend and before such Annual Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Annual Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Convertible Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Convertible Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series A Convertible Preferred Stock shall have the following voting rights:


            (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Convertible Preferred Stock shall entitle the holder thereof to 200 votes on all matters submitted to a vote of the stockholders of the Corporation (or the number of votes as shall be equal to the aggregate number of shares of Common Stock into which such holder's shares of Series A Convertible Preferred Stock are convertible, multiplied by 2, whichever is higher). In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision, combination of consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Convertible Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (B) Except as otherwise provided herein, by law, or in any other
                Certificate of Designation creating a series of Preferred Stock or any similar stock, the holders of shares of Series A Convertible Preferred Stock, the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

Section 4.  Certain Restrictions.

            (A) Whenever dividends on distributions payable on the Series A
                Convertible Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Convertible Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                (i) declare or pay dividends on or make any other distributions on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Convertible Preferred Stock;

               (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Convertible Preferred Stock, except dividends paid ratably on the Series A Convertible Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

              (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Convertible Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Convertible Preferred Stock;

               (iv) purchase or otherwise acquire for consideration any shares of Series A Convertible Preferred Stock, or any shares of stock ranking on a parity with the Series A Convertible Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

            (B) The Corporation shall not permit any subsidiary of the
                Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Convertible Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6. Liquidation, Dissolution on Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Convertible Preferred Stock unless, prior thereto, the holders of shares of Series A Convertible Preferred Stock shall have received payment of the greater of (i) $12.50 per share, or (ii) their pro rata share of the total value of the assets and funds of the Corporation to be distributed, assuming the conversion of Series A Convertible Preferred Stock to Common Stock.

            (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Convertible Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

            (C) In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (D) Neither the consolidation, merger or other business combination of the Corporation with or into any other corporation the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Convertible Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Convertible Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denomination of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption. The shares of Series A Convertible Preferred Stock shall not be redeemable.

Section 9. Ranking. The Series A Convertible Preferred Stock shall rank senior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 10. Amendment. The Restated Certificate of Incorporation of the
            Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Convertible Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least seventy-five percent of the outstanding shares of Series A Convertible Preferred Stock, voting together as a single class.

Section 11. Fractional Shares. Series A Convertible Preferred Stock may be
            issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Convertible Preferred Stock.

Section 12. Conversion. The holders of the Series A Convertible Preferred Stock shall have the following rights with respect to the conversion of the Series A Convertible Preferred Stock into shares of Common Stock (the "Conversion Rights"):

            (A) Conversion.  Subject to and in compliance with the provisions of this Section 12, any shares of Series A Convertible Preferred Stock may, at any time after July 31, 2005, at the option of the holder, be converted into fully paid and nonassessable shares of Common Stock (a "Conversion"). The number of shares of Common Stock to which a holder of Series A Convertible Preferred Stock shall be entitled upon a Conversion shall be the product obtained by multiplying the number of shares of Series A Convertible Preferred Stock being converted by one hundred (100).

            (B) Mechanics of the Conversion.  Upon a Conversion, the holder of Series A Convertible Preferred Stock shall surrender the applicable certificate or certificates therefore, duly endorsed, at the office of the Corporation or any transfer agent for the Series A Convertible Preferred Stock, and, shall give written notice to the Corporation, of the Conversion and the number of shares of Series A Convertible Preferred Stock being converted. Thereupon, the Corporation shall promptly issue and deliver to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. The Conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series A Convertible Preferred Stock to be converted. The person entitled to receive the shares of Common Stock issuable upon a Conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

            (C) Adjustment for Reclassification, Exchange and Substitution.
                If at any time or from time to time after the Common Stock issuable upon the conversion of the Series A Convertible Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a transaction provided for elsewhere in this Section 12), in any such event each holder of Series A Convertible Preferred Stock shall have the right, but not the obligation, thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

            (D) Reorganizations, Mergers, Consolidations or Sales of Assets.
                If at any time or from time to time after the date of issuance of the Series A Convertible Preferred Stock , there is a capital reorganization of the Common Stock (other than a transaction provided for elsewhere in this
                Section 12), as a part of such capital reorganization, provision shall be made so that the holders of the Series A Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Convertible Preferred Stock the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common
                Stock deliverable   upon   conversion   would  have  been
                entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof.

            (E) Fractional Shares.  Any fractional share resulting from the conversion of the Series A Convertible Preferred Stock shall be rounded up to the nearest whole share.

            (F) Reservation of Stock Issuable Upon Conversion.  The Corporation
                shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Convertible Preferred Stock , such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Convertible Preferred Stock . If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Convertible Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

Section 13. Notices of Record Date.  Upon (i) any taking by the Corporation of a record  of the  holders  of any  class of  securities  for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any sale of the Corporation, capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock
            of  the  Corporation,   or  any  voluntary  or  involuntary
            dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series A Convertible Preferred Stock at least twenty (20) days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such sale of the Corporation, reorganization, reclassification, recapitalization, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock
            (or other  securities) for securities or other property
            deliverable  upon such    sale    of   the    Corporation,
            reorganization,    reclassification, recapitalization,
            dissolution, liquidation or winding up.

Section 14 Notices. Any notice required by the provisions of this Certificate of Designation shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified,
            (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

Section 15. No Impairment. The Corporation will not, by amendment of   its
            Restated Certificate   of   Incorporation   or   through   any
            reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designation and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holder of the Series A Convertible Preferred Stock against impairment.

IN WITNESS WHEREOF, said On The Go Healthcare has caused this Certificate of Designation to be signed by its duly authorized officer this 13 day of July , 2004.



ON THE GO HEALTHCARE


/s/ Stuart Turk
-------------------------------------
Stuart Turk,
Chief Executive Officer and President